UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     August 25, 2009

CHINA LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-31497	65-1001686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F. Gutai Beach Building No. 969, Zhongshan Road (South), Shanghai, China	200011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	86-21-63355100

7300 Alondra Boulevard, Suite 108, Paramount, CA 90723
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph:

On August 27, 2009 China Logistics Group, Inc. filed a Current Report on Form 8-K disclosing under Item 4.02 that its Board of Directors had determined that its financial statements for the year ended December 31, 2008 and the three months ended March 31, 2009 could no longer be relied upon as a result of errors in the financial statements.  By letter dated September 1, 2009 the staff of the Securities and Exchange Commission requested that we amend that report to provide a brief description of the facts underlying the conclusion to the extent known at the time of the filing of the 8-K.  This Current Report on Form 8-K/A is being filed in response to the staff's comments.  The disclosure which appeared in Item 8.01 of the Current Report on Form 8-K filed on August 27, 2009 is unchanged in this amendment.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

On August 25, 2009 the Board of Directors of China Logistics Group, Inc. (the “Company”) determined that certain of the Company’s financial statements could not be relied upon, including for the:

•           year ended December 31, 2008, and the
•           three months ended March 31, 2009.

By way of background, on October 15, 2008 the Company filed a Current Report on Form 8-K stating that its financial statements for the year ended December 31, 2007, the three months ended March 31, 2008 and the six months ended June 30, 2008 could no longer be relied upon as it needed to correct such financial statements related to the accounting treatment for the acquisition of a majority interest in Shandong Jiajia International Freight & Forwarding Co., Ltd., a Chinese limited liability company (“Shandong Jiajia”).  Following the December 31, 2007 reverse recapitalization involving Shandong Jiajia, the Company’s Board of Directors subsequently determined that for accounting purposes instead of using the purchase method of accounting it should have accounted for the transaction as a reverse recapitalization as (i) the transaction resulted in a change of control of the Company, (ii) subsequent to the closing of the transaction the previous management resigned, and (iii) the Company’s MediaReady operations had no revenues in 2007.

The Company has subsequently filed amendments to its Annual Report on Form 10-KSB for the year ended December 31, 2007 and Quarterly Reports on Forms 10-Q for the periods ended March 31, 2008 and June 30, 2008, as well as September 30, 2008, each of which contained restated financial statements which corrected the accounting treatment applied to the reverse recapitalization involving Shandong Jiajia.  Following the reverse recapitalization accounting recognition, historical asset values were utilized to determine the valuation of the transaction and the financial records of Shandong Jiajia became those of the Company.

The Company has subsequently received additional comments from the staff of the Securities and Exchange Commission which, upon review by it, indicate that these historical financial statements will require additional restatements.

The December 31, 2008 financial statements included in our Form 10-K filed on May 18, 2009, contained errors and accordingly, will be restated to correct the accounting treatment previously accorded certain transactions including:

•	Correct components of equity as initially recorded in the reverse recapitalization transaction with Shandong Jiajia; and
•	Correct the classification in the consolidated statement of cash flows of advances to and from related parties.

The March 31, 2009 financial statements included in the Company’s Form 10-Q filed on May 20, 2009 contained errors and, accordingly, will be restated to correct the accounting treatment previously accorded certain transactions including:

•	Correct components of equity as initially recorded in the reverse recapitalization transaction with Shandong Jiajia; and
•	Correct the classification in the unaudited consolidated statement of cash flows of advances to and from related parties;
•
Correct the presentation of our unaudited balance sheets, unaudited consolidated statements of income, unaudited consolidated statements of cash flows and include our unaudited statements of changes in (deficit) equity to present the financial statements after adoption of FAS 160 Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 5.1

The Company’s Chief Executive Officer has discussed these matters with Sherb & Co., LLP, its independent registered public accounting firm.  The Company will file an amended Annual Report on Form 10-K/A for the year ended December 31, 2008 and an amended Quarterly Report on Form 10-Q/A for the period ended March 31, 2009 as soon as practicable, which such amended reports will contain restated financial statements to reflect the further corrections of accounting errors.

Item 8.01                      Other Events.

The Company has relocated its principal executive offices to 23F. Gutai Beach Building No. 969, Zhongshan Road (South), Shanghai, China 200011.  In addition to the Company’s principal executive offices in Shanghai, the Company operates several branch offices in China and continues to maintain an office at 7300 Alondra Boulevard, Suite 108, Paramount, California 90723 that is used to receive and communicate to its China offices inquiries it receives in the U.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LOGISTICS GROUP, INC.

Date: September 9, 2009	By:	/s/ Wei Chen
Wei Chen
CEO and President